Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	Nov 30, 2002
Payment Date	Dec 16, 2002

Calculation of Interest Expense

Index (LIBOR)	1.381250%
Accrual end date, accrual beginning date and days in Interest Period	Dec 16, 2002	Nov 15, 2002	31
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	141,906,084	30,030,951	35,491,124	23,205,735	19,110,605	23,264,145
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	1.561250%	1.671250%	1.781250%	2.031250%	2.381250%
Interest/Yield Payable on the Principal Balance	190,780	43,219	54,438	40,590	39,187
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	190,780	43,219	54,438	40,590	39,187
Interest/Yield Paid	190,780	43,219	54,438	40,590	39,187

Summary

Beginning Security Balance	141,906,084	30,030,951	35,491,124	23,205,735	19,110,605	23,264,145
Beginning Adjusted Balance	141,906,084	30,030,951	35,491,124	23,205,735	19,110,605
Principal Paid	5,746,674	1,215,967	1,437,052	939,611	773,797	998,021
Ending Security Balance	136,159,410	28,814,984	34,054,072	22,266,124	18,336,808	22,323,001
Ending Adjusted Balance	136,159,410	28,814,984	34,054,072	22,266,124	18,336,808
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	136,216,286	28,814,984	34,054,072	22,266,124	18,336,808
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					2,646,001
Ending OC Amount as Holdback Amount						4,741,791
Ending OC Amount as Accelerated Prin Pmts						17,581,210

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.2091885	$0.9003854	$0.6048690	$0.7121033	$0.9330164
Principal Paid per $1000	$6.3011780	$25.3326475	$15.9672446	$16.4844021	$18.4237438